         ADDENDUM “A”

       TECHNOLOGY RESOURCES, INC.

       PERMANENT FEE AGREEMENT

   FEBRUARY 22, 2005

Technology Resources, Inc. and Macro Solutions, Inc. agree to the following addendum to the fee structure for Permanent placements of qualified individuals based on candidate’s first year annual salary. The fee structure is based on volume as follows:

•

Candidates 1-3 will be at 20% of annual salary.

•

Candidates 3-10 will be at 18% of annual salary.

•

Candidates 11 or more will be at 15% of annual salary.

All other terms and conditions stated in the agreement will remain the same.

/s/ Emily J. Lee                                  /   02/22/05

Technology Resources, Inc.

Date

Emily J. Lee, Vice President

/s/ Todd Barnes                                  /   02/22/05

Macro Solutions, Inc.

Date

Todd Barnes, Vice President